Exhibit 99.1
Joint Filing Agreement
     In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby confirm the agreement by and among them to the joint filing on behalf of them of a Statement on Schedule 13D (including any and all amendments thereto) with respect to the Common Stock, par value $0.001 per share, of SumTotal Systems, Inc., a Delaware corporation, and that this agreement may be included as an exhibit to such joint filing.
     IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of October 14, 2008.

ROBERT F. SMITH
By:	/s/ John Warnken-Brill
John Warnken-Brill, Attorney-in-Fact

VISTA EQUITY PARTNERS FUND III, L.P.
By:	/s/ John Warnken-Brill
	Name:	John Warnken-Brill
	Title:	Attorney-in-Fact

VISTA EQUITY PARTNERS FUND III (PARALLEL), L.P.
By:	/s/ John Warnken-Brill
	Name:	John Warnken-Brill
	Title:	Attorney-in-Fact

VEPF III FAF, L.P.
By:	/s/ John Warnken-Brill
	Name:	John Warnken-Brill
	Title:	Attorney-in-Fact

VISTA EQUITY PARTNERS FUND III GP, LLC
By:	/s/ John Warnken-Brill
	Name:	John Warnken-Brill
	Title:	Attorney-in-Fact

VEFIIGP, LLC
By:	/s/ John Warnken-Brill
	Name:	John Warnken-Brill
	Title:	Attorney-in-Fact